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                                                                   EXHIBIT 23.2



                              ACCOUNTANTS' CONSENT

The Board of Directors
Trans World Airlines, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Trans World Airlines, Inc. of our report dated March 24, 1997 relating to the consolidated balance sheets of Trans World Airlines, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related statements of consolidated operations and cash flows for the year ended December 31, 1996, the four months ended December 31, 1995, the eight months ended August 31, 1995 and the year ended December 31, 1994 and the related financial statement schedule, which report appears in the December 31, 1996 annual report on Form 10-K of Trans World Airlines, Inc. Our report contains an explanatory paragraph that states that the Company's recurring losses from operations and limited sources of additional liquidity raise substantial doubt about the Company's ability to continue as a going concern. In addition, our report refers to the application of fresh start reporting as of September 1, 1995.

                                        /s/ KPMG Peat Marwick LLP
                                        -------------------------
                                        KPMG Peat Marwick LLP

Kansas City, Missouri
July 28, 1997